Exhibit 10.43

                           May 8, 2007 PROMISSORY NOTE

US $1,250,000.00                                                    May 8, 2007

         FOR VALUE RECEIVED, Fittipaldi Logistics, Inc., a Nevada corporation (the "Maker"), promises to pay to the order of The Black Diamond Fund, LLLP (the "Holder"), a Minnesota Limited Partnershp having a place of business at 3346 Commercial Avenue, Northbrook, Illinois 60062, or such address as the Holder may from time to time designate in writing to the Maker, the principal sum of One Million Two Hundred Fifty Thousand Dollars ($1,250,000) with interest on the unpaid balance as hereinafter provided.

         Interest on this Note at the rate of 16.0% per annum, compounded daily, shall accrue and be payable on the Maturity Date as hereinafter defined.

         The principal amount of this Note and all accrued but unpaid interest shall be due and payable on the nine-month anniversary of the date of issuance of the Note (the "Maturity Date"). Notwithstanding the foregoing, the Maker may prepay up to all the principal amount of this Note and all accrued but unpaid interest at any time without incurring any penalty.

         The following shall constitute "Events of Default" under this Note:

         1. The Maker fails to make the payment required by this Note within 15 days of its due date.

         2. The Maker becomes insolvent or unable to pay its debts as they mature or makes an assignment for the benefit of creditors, or any proceeding is instituted by or against the Maker alleging that the Maker is insolvent or unable to pay its debts as they mature, and any such proceeding, if involuntary, is not dismissed or stayed on appeal or otherwise within 30 days.

         Upon the occurrence of an Event of Default, the entire unpaid principal amount of this Note together with accrued but unpaid interest thereon, shall at once become due and payable without requiring notice by the Holder. Failure to provide notice shall not constitute a waiver of this right. From the date of the Event of Default, interest shall accrue at a rate of the lesser of 32% per annum or the maximum rate permitted by applicable law, compounded daily. Additionally, there shall be a monthly Default Administrative Fee equal to 5,000 shares of the Maker's Series I preferred stock ("Preferred Stock") held by the Escrow Agent due on the date of the Event of Default and every 30 days thereafter until full repayment of all amounts due under this Note.

         Upon the final settlement of all of Maker's obligations to the Holder of the Maker's Series B 5% secured convertible debentures, this Note shall become secured by the same collateral as was used to secure the Series B 5% secured convertible debentures with the exception of the assets related to the Maker's trucking operations that are held by Fittipaldi Carriers, Inc., a Florida corporation, and its subsidiaries.

         It is the intent of the parties that in no event shall the amount of interest due or payment in the nature of interest payable hereunder exceed the maximum rate of interest permitted by applicable law, as may be in effect from time-to-time, and in the event the amount of interest due or payable hereunder exceeds such maximum rate, interest shall be reduced to the maximum amount that is permitted by applicable law and the payment of any such excess shall be deemed to be a prepayment of principal.

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         This Note shall be governed and construed in accordance with the laws of the State of Illinois, without regard to conflict of laws principles thereof. The Maker hereby consents to the jurisdiction of the courts located in Cook County, Illinois, as the exclusive forum to resolve any disputes arising out of this Note. The Maker hereby waives any objection it may have to the jurisdiction of such courts or the laying of venue in such county.

         The Maker agrees to pay or reimburse the Holder and any other holder hereof of all costs and expenses of preparing, seeking advice in regard to, enforcing, and preserving its rights under this Note or any guarantee, document or instrument executed in the connection herewith (including reasonable attorneys' fees and costs and reasonable time charges of attorneys who may be employees of the Holder, whether in or out of court, in original or appellate proceedings or in bankruptcy.)

         Except as provided in this Note, presentment, protest, notice, notice of dishonor, demand for payment, notice of protest and notice of non-payment are hereby waived.

         The failure or delay by the Holder of this Note in exercising any of his rights hereunder in any instance shall not constitute a waiver thereof in that or any other instance. The Holder of this Note may not waive any of its rights, except in an instrument in writing signed by the Holder.

         This Note may not be amended except in a writing signed by the Maker.


                                    By: /s/ David S. Brooks
                                        -------------------
                                    Printed Name: David S. Brooks, its
                                    Chief Executive Officer

                                    Date: May 4, 2007